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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 23, 2008

                         FEDFIRST FINANCIAL CORPORATION
                         ------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

      United States                       0-51153                 25-1828028
      -------------                       -------                 ----------
(State or other jurisdiction of         (Commission             (IRS Employer
incorporation or organization)          File Number)         Identification No.)

              Donner at Sixth Street, Monessen, Pennsylvania 15062
              ----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (724) 684-6800
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
               (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
            ------------------------------------------------------------------
            APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN
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            OFFICERS
            --------

      On May 23, 2008, Exchange Underwriters, Inc. ("Exchange Underwriters"), an 80% owned subsidiary of FedFirst Financial Corporation (the "Company"), entered into an amended and restated employment agreement (the "Agreement") with Richard
B. Boyer, President and Chief Operating Officer of Exchange Underwriters and a member of the Board of Directors of the Company. The Company is also a party to the Agreement as guarantor of Exchange Underwrirter's obligations under the Agreement.

      The Agreement provides for an initial term beginning on June 1, 2008, and ending on September 19, 2010. On September 19 of each year, beginning in 2009, the Board of Directors of Exchange Underwriters (the "Board") may extend the term for an additional twelve months so that the remaining term of the agreement becomes twenty-four months. The material terms of the Agreement also include that:

      o     Mr. Boyer will receive a base salary of $160,000 per year;
      o During the term of the Agreement, Mr. Boyer shall receive 25% of all first-year commissions generated by Exchange Underwriters from sales of new insurance policies, and an annual bonus equal to 20% of the year-over-year growth in Exchange Underwriters' annual audited net income;
      o Mr. Boyer will be able to participate in stock benefit plans and group-term life insurance, health and dental insurance and short- and long-term group disability insurance;
      o Mr. Boyer will be reimbursed for reasonable and documented out of pocket business expenses and will have use of an automobile owned by Exchange Underwriters;
      o If Mr. Boyer is terminated following a change in control of the Company, he will be entitled to receive three times his base salary and average yearly compensation as of the date in effect at the time of the change of control plus the continuation of medical and dental benefits (subject to such reduction as may be required to prevent such payments and benefits from being deemed an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986); and
      o The Board may, by majority vote, terminate Mr. Boyer's employment for cause.

ITEM 8.01   OTHER EVENTS.
            -------------

      On May 23, 2008, the Company announced that the Company's Board of Directors approved a new program to repurchase up to 140,000 shares of the Company's outstanding common stock, which is approximately 5% of outstanding shares held by persons other than FedFirst Financial Mutual Holding Company. For more information, reference is made to the Company's press release dated May 23, 2008, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.
            ----------------------------------

            (d)   Exhibits

                  Number            Description
                  ------            -----------

                  99.1              Press Release dated May 23, 2008.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      FEDFIRST FINANCIAL CORPORATION



Date:  May 27, 2008                   By: /s/ John G. Robinson
                                          ---------------------------------
                                          John G. Robinson
                                          President and Chief Executive Officer